UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

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TRIVASCULAR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TriVascular Technologies, Inc.

3910 Brickway Blvd.

Santa Rosa, California 95403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015

To the Stockholders of TriVascular Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of TriVascular Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 21, 2015, at 9:00 a.m. local time, at the offices of Arnold & Porter LLP, Three Embarcadero Center, San Francisco, California 94111 for the following purposes:

1. To elect two directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected;

2. To ratify the selection, by the Audit Committee of our Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 30, 2015 (the “Record Date”) can vote at this meeting or any adjournments that take place.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED RETURN ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Christopher G. Chavez
President, Chief Executive Officer and Chairman

Santa Rosa, California
April 14, 2015

TriVascular Technologies, Inc.
3910 Brickway Blvd.
Santa Rosa, California 95403

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD MAY 21, 2015

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of TriVascular Technologies, Inc. (referred to herein as the “Company”, “TriVascular”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders to be held on Thursday, May 21, 2015, at 9:00 a.m. local time, at the offices of Arnold & Porter LLP, Three Embarcadero Center, San Francisco, California 94111.

•	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to our stockholders of record as of March 30, 2015 (the “Record Date”) for the first time on or about April 14, 2015. In this mailing, we are also including our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2014, which Form 10-K constitutes our 2014 Annual Report to Stockholders (“2014 Annual Report”). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2014 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Company’s Annual Report on Form 10-K is also available in the “Financials & Filings” section of our website at http://investors.trivascular.com.

The only voting securities of TriVascular are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 20,392,915 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, to be present in person or represented by proxy, to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of TriVascular Technologies, Inc. is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 14, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, May 21, 2015, at 9:00 a.m. local time, at the offices of Arnold & Porter LLP, Three Embarcadero Center, San Francisco, California 94111.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 30, 2015, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 20,392,915 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed Proxy Card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two (2) proposals:

•	Proposal No. 1—the election of two Class I directors to hold office until our 2018 Annual Meeting of Stockholders; and
•

Proposal No. 2—the ratification of the selection, by the audit committee of our Board, of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify or you may abstain from voting.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, you may come to the Annual Meeting, and we will give you a ballot when you arrive.
•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the Internet, please follow the instructions provided on the Proxy Card.
•	To vote by proxy by telephone, please call the toll free number provided on the Proxy Card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Who counts the votes?

Wells Fargo Bank, N.A. (“Wells Fargo”) has been engaged as our independent agent to receive executed Proxy Cards. If you are a stockholder of record, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of all its clients. Kimberley Elting, our Vice President, Corporate Affairs, General Counsel, Chief Compliance Officer and Secretary, has been appointed Inspector of Election for the Annual Meeting.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and (with respect to Proposal 2) “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal No. 1, the election of directors, the two nominees receiving the highest number of votes will be elected. Withheld votes and broker non-votes will have no effect on the election of directors.

With respect to Proposal No. 2, the affirmative vote of the holders of a majority of the shares present, in person or represented by proxy and entitled to vote is required to ratify the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card, and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3910 Brickway Blvd., Santa Rosa, California 95403.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 16, 2015 to our Corporate Secretary at 3910 Brickway Blvd., Santa Rosa, California 95403; provided that if the date of the annual meeting is more than 30 days from May 21, 2016, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s annual meeting or to nominate a director pursuant to our current bylaws, rather than the SEC’s stockholder proposal procedures, you must do so not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting; provided that if the date of that annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting, you must give notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 20,392,915 shares outstanding and entitled to vote. Accordingly, 10,196,458 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Are there any implications of TriVascular being an “emerging growth company”?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation, among others. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Whom should I contact with other questions?

If you have any additional questions, please contact TriVascular’s Corporate Secretary by mail at 3910 Brickway Blvd., Santa Rosa, California 95403, or by telephone at 707-573-8800.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board of Directors, or our Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the Board (including vacancies created by increases in the number of directors) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of seven seated directors, divided into the three following classes:

•	Class I directors: Christopher G. Chavez and Jake R. Nunn, whose current terms will expire at the Annual Meeting;
•	Class II directors: Daniel J. Moore and James P. Scopa, whose current terms will expire at the annual meeting of stockholders to be held in 2016; and
•	Class III directors: Ryan D. Drant, Douglas A. Roeder and Robert W. Thomas, whose current terms will expire at the annual meeting of stockholders to be held in 2017.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Mr. Chavez and Mr. Nunn have been nominated to serve as Class I directors, and each has agreed to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting, meaning you have one vote for each share of common stock you own, and the two nominees receiving the highest number of votes will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2015 Annual Meeting of Stockholders
Christopher G. Chavez	59	President, Chief Executive Officer and Chairman	2012
Jake R. Nunn (1)	44	Director	2008
Class II Directors whose terms expire at the 2016 Annual Meeting of Stockholders
Daniel J. Moore (1)(2)	54	Director	2010
James P. Scopa (1)(3)	56	Director	2008
Class III Directors whose terms expire at the 2017 Annual Meeting of Stockholders
Ryan D. Drant (2)(3)	44	Director	2010
Douglas A. Roeder (2)	44	Director	2008
Robert W. Thomas (3)	53	Director	2008

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders

Christopher G. Chavez joined us as President, Chief Executive Officer and Chairman in April 2012. Mr. Chavez has over 30 years of leadership experience in the medical device industry. From 2005 through August 2011, Mr. Chavez served as President of the Neuromodulation Division of St. Jude Medical, Inc., or St. Jude Medical, and served as CEO, President and Director of Advanced Neuromodulation Systems, or ANS, from 1998 until its acquisition by St. Jude Medical in 2005. Prior to ANS, Mr. Chavez spent 17 years at Johnson & Johnson, most recently as Vice President and General Manager of the Infection Control Business Unit. Mr. Chavez served on the board of directors of Advanced Medical Optics Inc. from 2002 until it was acquired by Abbott Laboratories Inc. in 2009. Mr. Chavez has previously served as Chairman of the Medical Device Manufacturers Association and Chairman of the Dallas/Fort Worth Health Industry Council. Mr. Chavez received his M.B.A. from Harvard Business School and his Bachelors of Accountancy from New Mexico State University, Las Cruces.  We believe that Mr. Chavez’s detailed knowledge of our company and his more than 30 years of experience in the medical device industry qualify him to serve on our Board.

Jake R. Nunn has been a member of our board of directors since March 2008. Mr. Nunn joined New Enterprise Associates, Inc., a venture capital firm, in 2006 as a Partner, where he focuses on later-stage specialty pharmaceuticals, biotechnology and medical device investments. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a public life sciences fund at MPM Capital, L.P., a private equity firm, where he specialized in life sciences investing. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex. Brown & Sons. Mr. Nunn currently serves on the boards of directors of Hyperion Therapeutics, Trevena, Inc. and Dermira, Inc. and previously served on the board of directors of Transcept Pharmaceuticals, Inc.  Mr. Nunn received his A.B. in Economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. Mr. Nunn also holds the Chartered Financial Analyst designation, and is a member of the CFA Society of San Francisco. We believe that Mr. Nunn’s experience in investing in life sciences, later-stage specialty pharmaceuticals, biotechnology and medical device investments, as well as his business and educational background and CFA certification, qualify him to serve on our Board.

Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

Daniel J. Moore has been a member of our board of directors since September 2010. Mr. Moore has served as President, Chief Executive Officer and Director of Cyberonics Inc. since May 2007. Mr. Moore joined Cyberonics from Boston Scientific Corporation, where he held various positions in sales, marketing and senior management in the United States and in Europe, most recently as President, International Distributor Management. Mr. Moore also currently serves on the boards of directors of GI Dynamics, Inc. and an additional private company. Mr. Moore received his B.A. from Harvard College and his M.B.A. from Boston University. We believe that Mr. Moore’s extensive knowledge and experience from serving in various management and executive roles in the medical devices industry qualify him to serve on our Board.

James P. Scopa has been a member of our board of directors since March 2008. Mr. Scopa is a Managing Director in MPM Capital’s San Francisco office, having joined the firm in 2005. Previously, Mr. Scopa spent 18 years advising growth companies in biopharmaceuticals and medical devices at Deutsche Banc Alex. Brown and Thomas Weisel Partners. At Deutsche Banc Alex. Brown he served as Managing Director and Global Co-Head of Healthcare Investment Banking. At Thomas Weisel Partners he served on the Investment Committee for TWP’s Health Care venture fund as well as Co-Director of Healthcare Investment Banking. Mr. Scopa currently serves on the boards of directors of Conatus, Inc. and five additional private companies. Mr. Scopa received his A.B. from Harvard College, his M.B.A. from Harvard Business School and his J.D. from Harvard Law School. We believe that Mr. Scopa’s extensive knowledge of the healthcare industry, and experience with growth companies in the medical devices industry in particular, qualify him to serve on our Board.

Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

Ryan D. Drant has been a member of our board of directors since July 2010. Mr. Drant has served as a General Partner with New Enterprise Associates, Inc. since 2004 where he specializes in healthcare investments in the medical device, healthcare information technology and specialty pharmaceutical sectors. Prior to joining NEA, Mr. Drant worked in the Health Care Investment Banking Group of Alex. Brown & Sons. Mr. Drant currently serves on the boards of directors of several additional private companies. Mr. Drant received his B.A. from Stanford University. We believe that Mr. Drant’s extensive knowledge of the healthcare industry, and in particular his substantial experience with medical device companies of various sizes, qualify him to serve on our Board.

Douglas A. Roeder has been a member of our board of directors since March 2008. Mr. Roeder joined Delphi Ventures as an Associate in 1998, and has been a Partner since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex. Brown & Sons Healthcare Investment Banking Group in San Francisco, where he focused on the medical device, life sciences and healthcare services industries. He also previously worked with Putnam Associates, a strategy consulting firm focused on the pharmaceutical and biotechnology industries. Mr. Roeder currently serves on the boards of directors of Tandem Diabetes, Inc. and three additional private companies. Mr. Roeder received his A.B. from Dartmouth College. We believe that Mr. Roeder’s experience on several boards of directors of companies in the life sciences industry provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe that he brings to our board his long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify him to serve on our Board.

Robert W. Thomas has been a member of our board of directors since March 2008. Mr. Thomas served as our interim executive chairman from January 2012 to April 2012. Mr. Thomas has served as a Venture Partner at Aphelion Capital, LLC, or Aphelion, since March 2013. Prior to joining Aphelion, Mr. Thomas served as Chief Executive Officer at Foxhollow Technologies Inc. from 1998 to 2006. Mr. Thomas also currently serves on the board of directors of Corium International Inc., and has served on the boards of four other private companies in the past five years. Mr. Thomas received his B.A. degree in Economics from Ursinus College. We believe that Mr. Thomas’ extensive knowledge and experience from serving as CEO of a public company and as an investor in companies at various stages of development qualify him to serve on our Board.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.trivascular.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Independence of the Board of Directors

As required under the NASDAQ Stock Market, or NASDAQ, rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Chavez, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Mr. Chavez is not considered independent because he is one of our executive officers. The NASDAQ independence definition includes a series of objective tests, such as, for example, that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of NASDAQ rules and regulations.

Leadership Structure of the Board

Our amended and restated bylaws and corporate governance principles do not require that our chairman and chief executive officer positions be separate, and our board of directors believes that Mr. Chavez’s service as both chairman of the board and Chief Executive Officer is in the best interest of our company and our stockholders. Mr. Chavez possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business and is, therefore, best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters in exercising its fundamental role of providing advice to and independent oversight of management. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-party transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee’s responsibilities include:

•

overseeing our company’s corporate accounting and financial reporting practices, the audits of the our financial statements by the company’s independent registered public accounting firm, and our internal audit function;

•

monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the independent registered public accounting firm and our company’s senior management, and internal audit function;

•

appointing the independent registered public accounting firm; determining and approving the fees paid to such firm and reviewing and evaluating the qualifications, independence and performance of such firm;

•	reviewing and evaluating the organization and performance of our company’s internal audit function; and
•	preparing a report to be included in our company’s annual proxy statement as required by the rules and regulations of the SEC under U.S. federal securities laws.

 The current members of our audit committee are Mr. Moore, Mr. Nunn and Mr. Scopa. Mr. Nunn serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Nunn qualifies as an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of the members of the audit committee are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC, in particular, Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available on our website at http://investors.trivascular.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee’s responsibilities include:

•

reviewing our company’s overall compensation strategy, including base salary, incentive compensation and equity-based grants, to assure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides for appropriate rewards and incentives for our management and employees;

•	administering and, if necessary, revising our company’s 401(k) plan, any deferred compensation plans, and any additional employee benefit plans;

•	reviewing with management our company’s major compensation-related risk exposures and the steps management has taken, or should consider taking, to monitor or mitigate such exposures; and
•

overseeing our company’s compliance with regulatory requirements associated with compensation of our directors, executive officers and other employees, including reviewing the any executive compensation disclosures, any conflict of interest disclosure with regard to any compensation consultant retained by the compensation committee, and any other compensation disclosure prepared in response to disclosure requirements to the extent applicable to us.

The compensation committee will review and evaluate, at least annually, its compliance with its charter. The current members of our compensation committee are Mr. Drant, Mr. Moore and Mr. Roeder. Mr. Roeder serves as chairperson of the compensation committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code, or the Code, of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter. A copy of the compensation committee charter is available on our website at http://investors.trivascular.com.

In 2014, as part of our process leading up to our initial public offering, we retained Barney & Barney, a national executive compensation consulting firm, determined to be independent based upon consideration of the factors set forth in the SEC rules and NASDAQ listing standards, to conduct market research and analysis to assist the committee in developing executive and non-employee director compensation levels, including appropriate salaries and target bonus percentages, as well as equity awards for our executives, non-employee directors, and employees based on compensation practices of publicly-traded peer companies.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. Among other matters, the nominating and corporate governance committee’s responsibilities include:

•	identifying, considering and nominating candidates for membership on the board of directors consistent with criteria approved by the board of directors;
•	developing and recommending corporate governance guidelines and policies for our company;
•	overseeing the evaluation of the board of directors and its committees, including an annual evaluation of the corporate governance committee; and
•

advising the board of directors on corporate governance matters and board of directors performance matters, including recommendations regarding the structure and composition of the board of directors and its committees.

The current members of our nominating and corporate governance committee are Mr. Drant, Mr. Scopa and Mr. Thomas. Mr. Scopa serves as the chairperson of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available on our website at http://investors.trivascular.com.

Director Nomination Process

In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in the industries in which we compete; experience as a board member or executive officer of another publicly held company; diversity, including diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; conflicts of interest; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the mailing of proxy materials for the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include, among other things, the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 3910 Brickway Blvd., Santa Rosa, California 95403.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met 6 times during the last fiscal year. The audit committee met 5 times, the compensation committee met 5 times and the nominating and corporate governance committee did not meet during the last fiscal year. During 2014, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. We encourage all of our local directors and nominees for directors, if any, to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 3910 Brickway Blvd., Santa Rosa, California 95403. The Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2014, our compensation committee consisted of Mr. Drant, Mr. Moore and Mr. Roeder. Mr. Roeder serves as the chairperson of the compensation committee. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

DIRECTOR COMPENSATION

In connection with, and effective as of, our IPO in April 2014, we implemented a Director Compensation Program for our non-employee directors. Under this Director Compensation Program, we pay our non-employee directors an annual cash retainer for services on the Board of Directors and for services on each committee of the Board of which the director is a member, payable in quarterly installments, and prorated for the remainder of the year in which our IPO was completed. The chairman of each committee receives higher retainers for such services instead of the fees other committee members receive. The annual fees payable to non-employee directors for services on the Board and for services on each committee of the board of directors of which the director is a member are as follows:

	Member Annual Retainer	Committee Chairman Annual Retainer
Board of Directors	$40,000	$	N/A
Audit Committee	10,000		20,000
Compensation Committee	7,500		15,000
Nominating and Corporate Governance Committee	4,000		8,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

In addition, under our Director Compensation Program, each non-employee director joining our board of directors following the completion of the IPO will be automatically granted an initial stock option to purchase 20,000 shares of our common stock, vesting monthly over a three-year period, subject to the director’s continued service as a director. Further, on the date immediately following the date of each of our annual stockholder meeting, including this Annual Meeting, each non-employee director who continues to serve as a non-employee member of the Board will be automatically granted an annual stock option for 10,000 shares of our common stock, vesting monthly over a one-year period, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Each of these options will be granted under our 2014 Equity Incentive Plan, will have a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the plan), and will be subject to 100% vesting acceleration in the event of certain events constituting a change of control of our company.

This program is intended to provide a comprehensive compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Option Awards	Total
Ryan D. Drant (1)	$38,625	$—	$38,625
Daniel J. Moore	$43,125	$—	$43,125
Jake R. Nunn (1)	$45,000	$—	$45,000
Douglas A. Roeder (1)	$41,250	$—	$41,250
James P. Scopa (1)	$43,500	$—	$43,500
Robert W. Thomas	$33,000	$—	$33,000

(1)	The fees paid with respect to the director’s services on our Board are paid directly to NEA, Delphi and MPM Capital, respectively, in accordance with their internal policies.

 As of December 31, 2014, our non-employee directors held the following outstanding options:

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date
Robert W. Thomas	2,824	—	$14.20		10/5/2020
	3,337	—	$2.43	(2)	10/5/2020
	123	—	$14.20		1/30/2022
	574	288	$2.43	(3)	1/30/2022
	7,702	4,622	$2.43		8/29/2022
	1,334	3,595	$8.93		11/29/2023
Daniel J. Moore	2,824	—	$14.20		10/5/2020
	3,337	—	$2.43	(2)	10/5/2020
	7,702	4,622	$2.43		8/29/2022
	1,334	3,595	$8.93		11/29/2023

(1)

These option awards were granted to our non-employee directors under our 2008 Equity Incentive Plan and 1/48th of the options vest in equal monthly installments over a four-year period beginning one month following the applicable vesting commencement date. All options have a ten-year term and are subject to full vesting acceleration in the event of a change in control.

(2)	Represents the portion of the option originally granted in October 2010 that was repriced from $14.20 to $2.43 per share in August 2012.
(3)	Represents the portion of the option originally granted in January 2012 that was repriced from $14.20 to $2.43 per share in August 2012.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following sets forth the types of services and aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for 2014 and 2013. All fees described below were approved by the audit committee:

	Years Ended December 31,
	2014	2013
Audit Fees (1)	$867,529	$1,437,456
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$867,529	$1,437,456

(1)

This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2013, fees of $696,500 were billed in connection with the filing of our Registration Statements on Form S-1 in connection with the IPO.

Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://investors.trivascular.com/.

The audit committee approved all audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP for 2014 and 2013 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

You have one vote for each share of common stock you own. The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy and entitled to vote is required to ratify the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, “Communication with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012) of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with PricewaterhouseCoopers LLP, its independence from management and the Company, has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with PricewaterhouseCoopers LLP to discuss the overall scope of its services, the results of its audit and reviews and the overall quality of the Company’s financial reporting. PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with PricewaterhouseCoopers LLP were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We and the Company’s board of directors also recommended, subject to stockholder approval, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

This report of the audit committee is not “soliciting material,” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Audit Committee
Daniel J. Moore
Jake R. Nunn
James P. Scopa

EXECUTIVE OFFICERS

The following sets forth certain information regarding our current executive officers. Information regarding Mr. Chavez, who is both a director and an executive officer of the Company, can be found in the section entitled “Proposal No. 1—Election of Directors—Nominees for Election of Directors at the Annual Meeting.”

Name	Age	Position(s)
Christopher G. Chavez	59	President, Chief Executive Officer and Chairman
Michael R. Kramer	39	Chief Financial Officer
Michael V. Chobotov, Ph.D.	54	Chief Technology Officer; Co-founder
Robert G. Whirley, Ph.D.	54	Vice President, Research and Development; Co-founder
Kimberley A. Elting	50	Vice President, Corporate Affairs, General Counsel, Chief Compliance Officer and Secretary
Vivek K. Jayaraman	40	Vice President, Global Sales and Marketing
Louis J. Molinari	53	Vice President, Manufacturing Operations
Shari L. O’Quinn	41	Vice President, Clinical/Regulatory Affairs and Quality

Michael R. Kramer joined us as Chief Financial Officer in September 2010. Prior to joining us, Mr. Kramer served as Chief Financial Officer at ATS Medical, Inc., or ATS, a publicly traded cardiovascular device company, from July 2007 to September 2010. From October 2006 to July 2007 Mr. Kramer served as Senior Director of Finance and acting Chief Financial Officer of ATS. Prior to ATS, Mr. Kramer served as Controller at CABG Medical, Inc., a cardiovascular device manufacturer and as Corporate Finance Manager at Ecolab, Inc., a developer and marketer of products and services to the hospital, foodservice, healthcare and industrial markets. Prior to Ecolab, Inc., Mr. Kramer was a manager in the assurance and advisory services practice at the professional services firm of Ernst & Young LLP. Mr. Kramer received his Bachelors of Accountancy from the University of North Dakota. Mr. Kramer is a certified public accountant (inactive).

Michael V. Chobotov, Ph.D. co-founded TriVascular as President and CEO in 1998, and led its spin-off from Boston Scientific Corporation in 2008, serving as President and CEO until 2012. He currently serves as our Chief Technology Officer and served as a member of our Board until April 2014. Prior to co-founding TriVascular in 1998, Dr. Chobotov co-founded TransMotive Technologies, an engineering and product development consulting company. Previously, Dr. Chobotov served as Senior Vice President of R&D and board member of U.S. Electricar, and Senior Systems Engineer at Hughes Space and Communications. He also led the design of the Lunar Prospector, which was subsequently implemented as the first NASA Discovery mission. Dr. Chobotov received his Ph.D. in Mechanical Engineering, his M.S. in Mechanical Engineering and his B.S. in Engineering and Applied Science, all from the California Institute of Technology.

Robert G. Whirley, Ph.D. co-founded TriVascular in 1998, and currently serves as our Vice President, Research and Development. Prior to rejoining TriVascular in March 2008, Dr. Whirley worked as an independent consultant starting in August 2006. Prior to his work as a consultant, Dr. Whirley served as Vice President, Research and Development for Vascular Surgery for Boston Scientific Corporation after it acquired TriVascular in May 2005. Prior to co-founding TriVascular in 1998, Dr. Whirley’s previous experience included co-founder and Vice President, Engineering for TransMotive Technologies, Vice President of Technology R&D for U.S. Electricar, and President of Livermore Research and Engineering Corp. Dr. Whirley received his Ph.D. in Mechanical Engineering from the California Institute of Technology, his M.S. in Applied Mechanics from the California Institute of Technology, and his Bachelors of Mechanical Engineering from Georgia Institute of Technology.

Kimberley A. Elting joined us as General Counsel and Vice President, Corporate Affairs in March 2013. In July 2013 she was appointed our Chief Compliance Officer. In this role, Ms. Elting leads the legal, compliance, human resources and government affairs functions, and also serves as the company’s corporate Secretary. Prior to joining us, Ms. Elting served in various roles of increasing responsibility with St. Jude Medical, most recently as General Counsel and Vice President Human Resources & Health Policy for the Neuromodulation division of St. Jude Medical, from January 2007 to January 2013. Prior to joining St. Jude Medical, Ms. Elting was a partner at the Jones Day law firm where she counseled clients in the health care sector on mergers & acquisitions and regulatory matters. Ms. Elting received her B.A. in Politics from Ithaca College, her J.D. from the University of Denver and her LL.M. in Health Law from Loyola University Chicago.

Vivek K. Jayaraman joined us as Vice President, Global Sales and Marketing in October 2009. Mr. Jayaraman previously served in various roles of increasing responsibility at Medtronic, Inc. from 2001 to 2009, most recently as the Vice President of Global Marketing—Endovascular Innovations. Previously, Mr. Jayaraman led Medtronic’s Peripheral Vascular business, worked as a Policy Fellow in Medtronic’s Government Affairs Office in Washington, D.C. and served as an expatriate in Hong Kong and Tokyo in a sales leadership role. Mr. Jayaraman also worked at the Johnson & Johnson Development Corporation, and began his career at The Wilkerson Group, a healthcare focused management consultancy. Mr. Jayaraman received his M.B.A. in Health Care Management from The Wharton School at The University of Pennsylvania and his dual B.S. degree in Biology and History from the University of Michigan.

Louis J. Molinari rejoined us as Vice President, Manufacturing Operations in April 2008. Prior to that, Mr. Molinari served as Director of Operations for Brooks Automation, Inc. from May 2007 to April 2008. Mr. Molinari also previously served as Director of Manufacturing/Process Development Engineering for TriVascular and in the same role for Boston Scientific Corporation. Mr. Molinari received his B.S. in Electrical Engineering from California Polytechnic University, San Luis Obispo.

Shari L. O’Quinn joined us as Vice President, Clinical/Regulatory Affairs and Quality in September 2009. Ms. O’Quinn previously served as the Vice President of Clinical and Regulatory at Aptus Endosystems, Inc. from February 2007 to August 2009. Prior to that, Ms. O’Quinn served as Director of Clinical and Regulatory at Bard Peripheral Vascular. Ms. O’Quinn began her career as a consultant at Quintiles Medical Technology Consultants where she specialized in developing global clinical and regulatory strategies for commercialization of implantable cardiovascular devices. Ms. O’Quinn received her B.A. from the University of Virginia.

EXECUTIVE COMPENSATION

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for the year ended December 31, 2014 include our principal executive officer and two other officers:

•	Christopher G. Chavez, President, Chief Executive Officer and Chairman;
•	Michael R. Kramer, Chief Financial Officer
•	Michael V. Chobotov, Chief Technology Officer; Co-founder

The primary objective of our compensation policies and programs with respect to executive compensation is to serve our stockholders by attracting, retaining and motivating talented and qualified executives. We focus on providing a competitive compensation package that provides significant short and long-term incentives for the achievement of measurable corporate and individual performance objectives. Decisions regarding executive compensation are the primary responsibility of our compensation committee. Our Board, through the compensation committee, regularly assesses our compensation policies for any practices that are reasonably likely to have a material adverse effect on our company. As of December 31, 2014, our Board concluded that our compensation policies did not present any such risks to the company.

In 2014, we compensated our named executive officers through a mix of base salary, bonus and equity compensation at levels that we believed were comparable to those of executives at companies of similar size and stage of development. Our named executive officers were awarded stock option grants under our 2008 Equity Incentive Plan, as amended, or 2008 Plan, and our 2014 Equity Incentive Plan, or 2014 Plan, and received bonuses, both discretionary and based on our achievement of corporate performance targets that were set during the year.

We have not yet established a formal policy with respect to our allocations between long-term equity compensation and short-term incentive compensation. Historically, our compensation plans and the amount of each compensation element to pay our named executive officers were generally developed by our management and approved by our Board or the compensation committee on an individual, case-by-case basis utilizing a number of factors, including publicly available data and our general business conditions and objectives, as well as our subjective determination with respect to each executive’s individual contributions to such objectives.

2014 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid in 2014 and 2013 to each of our named executive officers for the years ended December 31, 2014 and 2013, respectively:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Nonequity Incentive Plan Compensation		All Other Compensation ($)		Total ($)
Christopher G. Chavez	2014	450,000	—			873,716	432,315	(2)	737	(3)	1,756,768
President and Chief Executive Officer	2013	450,000				852,797			2,974	(3)	1,305,771
Michael R. Kramer	2014	301,616	54,621	(5)		375,844	100,302		558	(4)	832,941
Chief Financial Officer	2013	275,000				152,100			558	(4)	427,658
Michael V. Chobotov	2014	264,000	32,280			441,427	87,793		81,458	(6)	906,958
Chief Technology Officer	2013	264,000				387,735			558	(4)	652,293

(1)

The amounts in this column reflect the aggregate grant date fair value of the stock options granted in the year indicated computed in accordance with FASB ASC Topic 718.  In 2014, this was determined using the Black-Scholes Method with an option value of $6.31 per share, except for an option to purchase 29,720 shares of common stock granted to Mr. Chavez with an option value of $6.93 per share.  In 2013, this was determined using the Black-Scholes Method with an option value of $4.75 per share, except for an option to purchase 29,720 shares of common stock granted to Mr. Chavez with an option value of $1.72 per share.  The assumptions in both years are as set forth in Note 13 of our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 9, 2015.

(2)

The amount reported in this column does not reflect a cash amount actually received by Mr. Chavez. Instead, this amount was paid in the form of a fully vested restricted stock unit, or RSU, grant with certain settlement deferral features pursuant to the terms of Mr. Chavez’s employment agreement. The grant date for the RSU was March 2, 2015 but because it constitutes Mr. Chavez’s nonequity incentive award for performance in the year 2014, it is included in this column.

(3)

This amount represents reimbursement to Mr. Chavez for company-paid term life insurance premiums in the amount of $558 and $179 of travel benefits in 2014 and (i) $479 of travel benefits; (ii) $1,937 of supplemental health insurance; and (iii) company-paid term life insurance premiums in the amount of $558 in 2013.

(4)	This amount represents company-paid term life insurance premiums in the amount of $558.
(5)	This amount includes $10,000 earned in 2014 and paid in March 2015.
(6)	This amount represents deemed income of $80,900 associated with the termination of a loan in early 2014, and company-paid term life insurance premiums in the amount of $558.

Narrative Disclosure to Summary Compensation Table

Annual Salary

We review compensation annually for our named executive officers. In setting base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Board has historically determined the compensation for our executive officers and, in connection with our IPO, delegated this authority to the compensation committee. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executive officers other than the chief executive officer. Based on those discussions and its discretion, the compensation committee then approves the compensation for our executive officers. The compensation committee approves the compensation of our chief executive officer. Our compensation committee recently engaged Barney & Barney, a compensation consultant, to assist with the determination of a peer group of companies for purposes of determining executive compensation. Our compensation committee considered the relationship that Barney & Barney has with us, the members of our board of directors and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that Barney & Barney is serving as an independent and conflict-free advisor to the committee.

Nonequity Incentive Plan Compensation and Discretionary Bonus

Our annual bonus program motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary. For 2013, the target bonus opportunities for each of Mr. Chavez, Mr. Kramer and Dr. Chobotov were 100%, 30% and 30%, respectively. For 2014, the compensation committee revised the target bonus opportunities for each of Mr. Kramer and Dr. Chobotov to be 45% and 45%, respectively. In June 2014, the compensation committee approved an amendment to Mr. Chavez’s employment agreement such that, in lieu of any performance bonus payable in cash or stock options, we may, on or before June 30 of a calendar year, designate that any performance bonus for such year be paid in the form of restricted stock units, or RSUs, granted under our then available equity incentive plan. The amendment also increased Mr. Chavez’s target bonus opportunity amount to 130%. At the same time, the compensation committee designated that any future performance bonus paid to Mr. Chavez under the terms of his amended employment agreement, including for performance in 2014, will be paid in

RSUs, unless otherwise subsequently determined by the compensation committee.  These RSUs will be fully vested, but the settlement in shares of our common stock will be deferred until certain future events, such as a change of control of our company or a termination of Mr. Chavez’s employment.

Following the end of each year, the compensation committee reviews each named executive officer’s attainment of specified performance goals as well as our achievement of annual financial and operational targets to determine the amount of the bonuses to be paid. Material considerations in determining bonuses include the achievement of a named executive officer’s corporate objectives for the year; the executive officer’s handling of unplanned events and opportunities; the chief executive officer’s input with respect to the performance of the company, our executives and our financial performance relative to our plan, including attainment of revenue targets compared to objectives set by the compensation committee.

Based on these factors and in the sole discretion of our compensation committee, no bonuses were awarded or paid to our named executive officers pursuant to the nonequity incentive compensation plan for performance in 2013. However, in January 2014 the compensation committee awarded discretionary bonuses to certain officers for retention and incentive purposes. The amounts of those discretionary bonuses are included under the “Bonus” heading in the Summary Compensation Table above.

Based on the factors enumerated above for the nonequity incentive compensation plan, the following bonuses were earned by our named executive officers for their performance in 2014, and were paid in March 2015:

Name	2014 Bonus
Christopher G. Chavez	$432,315
Michael R. Kramer	100,302
Michael V. Chobotov	87,793

Mr. Chavez’s bonus was paid, in accordance with the terms of his amended employment agreement, in the form of a fully vested RSU for an aggregate of 38,503 shares of our common stock, subject the settlement deferral feature.

For 2015, the Company’s annual bonus program, including with respect to target bonus opportunities and material consideration in determining the bonuses, is expected to be, subject to the discretion of the Board or the compensation committee, substantially the same.

Long-Term Incentives

Historically, we granted stock options at the start of employment to each named executive officer and our other executives and employees. Prior to the IPO, we had not maintained a practice of granting additional equity on an annual basis, but we have granted additional equity following significant equity financings, and we have retained discretion to provide additional targeted grants in certain circumstances. Following our IPO, we are beginning to grant other equity incentive awards, such as RSUs, to our employees, and have implemented an annual grant process.

We award our equity grants on the date the compensation committee approves the grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Time vested stock option grants to our executives and most employees historically vested 25% on the first anniversary of the vesting commencement date and in equal monthly installments thereafter over a four-year period. After completion of the IPO, we began granting options with vesting in 25% annual installments. Our option grants to the U.S. sales force are subject to a different vesting schedule, with 33% vesting on the second anniversary of the vesting commencement date, 33% vesting on the third anniversary and the remainder on the fourth anniversary. The RSUs we are beginning to utilize for our executives and employees, generally, will vest as to 25% on a specified date within the calendar quarter nearest to the first anniversary of the vesting commencement date and as to additional 25% on the second, third and fourth such anniversaries. The RSUs granted to new hires of the U.S. sales force, generally, will vest as to 50% on a specified date within the calendar quarter nearest to the second anniversary of the vesting commencement date, as to 25% on the third such anniversary and as to the remaining 25% on the fourth such anniversary.

The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to, or incorporated by reference in, our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 9, 2015.

2008 Stock Incentive Plan

Our 2008 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees or any parent’s or subsidiary’s employees, and for the grant of nonstatutory stock options to our employees, directors, and consultants and any parent’s or subsidiary’s employees, directors and consultants. We ceased issuing awards under the 2008 Plan upon the implementation of the 2014 Plan, which is described below. Stock options were the only type of award we issued under the 2008 Plan and those options remain outstanding pursuant to their own terms.

2014 Equity Incentive Plan

Our Board adopted, and our stockholders approved, our 2014 Plan which became effective on the date of the effectiveness of our IPO.  We originally reserved 2,750,000 shares of our common stock for issuance under the 2014 Plan, which increases automatically on the first day of January of each of 2015 through 2024 by a number of shares of common stock equal to the lesser of (i) 4.0% of the total outstanding shares of our common stock as of the immediately preceding December 31st or (ii) a number of shares determined by the Board prior to the start of a year for which an increase applies.

The 2014 Plan allows for the grant of stock options, restricted stock, stock appreciation rights, restricted stock units, performance awards, stock bonus awards and other share-based awards. The 2014 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and the employees of our parents and subsidiaries. Nonstatutory stock options may be granted to our (and our parents’ and subsidiaries’) employees, directors and consultants, provided the consultants render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our common stock on the date of grant. The maximum term of options granted under our 2014 Plan is ten years. The maximum term of incentive options granted to 10% stockholders must not be longer than five years.

The 2014 Plan also allows for the grant of other forms of equity incentives, including RSUs. RSUs are awards that cover a number of shares of our common stock that may be settled upon vesting by the issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment. Other than stock options and RSUs, to date, we have not utilized any other equity incentive awards available under the 2014 Plan.

2014 Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, our 2014 Employee Stock Purchase Plan, or 2014 Purchase Plan, which became effective on the date of the effectiveness of our IPO. The 2014 Purchase Plan initially authorized the issuance of 500,000 shares of common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of common stock reserved for issuance automatically increases on January 1st, from January 1, 2015 through and including January 1, 2024, by the lesser of (i) 1.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a number of shares of common stock determined by our board of directors prior to the start of a year for which an increase applies. The 2014 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The 2014 Purchase Plan is implemented through a series of offerings of purchase rights to eligible employees. Under the 2014 Purchase Plan, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for employees participating in the offering. Subject to certain limitation, generally all regular employees, including executive officers, employed by us or by any of our affiliates may participate in the 2014 Purchase Plan and may contribute, normally through payroll deductions, a percentage of their earnings, not to exceed 15%, for the purchase of common stock under the 2014 Purchase Plan. Unless otherwise determined by our compensation committee, common stock will be purchased for accounts of employees participating in the 2014 Purchase Plan at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the offering date and (b) 85% of the fair market value of a share of our common stock on the date of purchase.

Other Plans

We do not have any qualified or non-qualified defined benefit pension plans, or any non-qualified defined contribution plans or other deferred compensation plans. Our employees, including our named executive officers, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory limit, which for most employees was $17,500 in 2014. Participants who are 50 years or older can also make “catch-up” contributions, which in 2014 were up to an additional $5,500 (or a combined maximum of $23,000). Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions. We have not made any discretionary or matching contributions to date.

Named Executive Officer Employment Agreements

We have entered into employment agreements with certain of our officers, including each of our named executive officers, all of whom are at-will employees. Our employment agreements with our named executive officers are summarized below.

Employment Agreement with Mr. Chavez

In April 2012, we entered into an employment agreement with Mr. Chavez in connection with him joining our company as our President and Chief Executive Officer. The agreement was amended and restated in February 2014, amended in June 2014, and provides for “at will” employment and the following compensation and benefits. Under the agreement Mr. Chavez is subject to certain confidentiality, non-solicitation and noncompetition provisions. The summary below is qualified in its entirety by reference to the actual text of the agreement, as amended filed as exhibits to, or incorporated by reference in, our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 9, 2015.

Compensation and Equity Incentives

Mr. Chavez is entitled to an annual base salary of $450,000. Mr. Chavez is entitled to an annual performance bonus in the range of 50% to 200% of his annual base salary, with the target amount of the bonus, referred to here as the “target cash bonus,” being equal to 130% of the annual base salary, based upon satisfaction of one or more performance targets as determined by the board of directors for a given calendar year. Previously, except in the event of a change in control, in lieu of any cash bonus, Mr. Chavez could receive fully vested equity grants, on or before March 1 immediately following the applicable performance year, in the amount equal to 29,720 shares, as adjusted for any stock splits or combinations. In February 2014, Mr. Chavez received a fully-vested option to purchase 29,720 shares of our common stock in satisfaction of his bonus for the year ended December 31, 2013.

In June 2014, the compensation committee approved an amendment to Mr. Chavez’s employment agreement such that, in lieu of any performance bonus payable in cash or stock options, we may, on or before June 30 of a calendar year, designate that any performance bonus for such year be paid in the form of RSUs granted under our then available equity incentive plan. At the same time, the compensation committee designated that any future performance bonus paid to Mr. Chavez under the terms of his amended employment agreement, including for performance in 2014, will be paid in RSUs, unless otherwise subsequently determined by the compensation committee.  These RSUs will be fully vested, but the settlement in shares of our common stock will be deferred until certain future events, such as a change of control of our company or a termination of Mr. Chavez’s employment.

In connection with joining the company, Mr. Chavez received an option to purchase 654,046 shares of our common stock. This option grant was approved by the board of directors in August 2012, with 207,986 shares being fully vested at the time of grant, and the remaining 446,060 shares subject to monthly vesting beginning on

February 1, 2013 over a period of 36 months. Mr. Chavez exercised this initial option in full in September 2012, subject to repurchase by us of any unvested shares. Mr. Chavez is eligible to receive additional cash bonuses and equity incentives in the discretion of the compensation committee. Mr. Chavez also is eligible to participate in our employee benefits plans available to senior executives, and he is entitled to certain additional reimbursements and perquisites, such as a comprehensive annual physical exam at the Cooper Clinic.

Termination Benefits Outside of a Change of Control

In the event of Mr. Chavez’s termination due to his death or disability, as defined in the agreement, Mr. Chavez, or his estate, would be entitled to receive the “target cash bonus” in the amount prorated based on the number of days worked during the year. In addition, Mr. Chavez, or his estate, will have the right to exercise vested portions of his options or other equity incentive awards for a period of three years following termination, or until the expiration of the term of those awards, if earlier.

In the event of Mr. Chavez’s termination for cause, Mr. Chavez would be entitled to receive only the previously earned and not yet paid salary and performance bonus, if any.

In the event Mr. Chavez elects to terminate his employment with us for any reason, other than for “good reason,” he would be entitled to receive only the previously awarded and not yet paid salary and bonus, if any, and would have the right to exercise vested portions of his options or other equity incentive awards for a period of three years following termination, or until the expiration of the term of those awards, if earlier.

In the event of Mr. Chavez’s termination by us without cause or his election to terminate his employment with us for “good reason,” subject to his execution of a release of claims, he would be entitled to receive a lump sum severance payment in the amount of one year of base salary and the “target cash bonus.” In addition, any unvested equity incentive awards would immediately vest with respect to an additional 12 month period as if Mr. Chavez continued to provide services to us during such 12-month period, and Mr. Chavez would have the right to exercise those awards for a period of three years following termination, or until the expiration of the term of those awards, if earlier.

For purposes of the agreement, “cause” generally means, after notice by us and a 30-day cure period, a material breach by Mr. Chavez of contractual employment obligations to us or of our written policies, other serious misconduct, gross negligence or material failure to perform his duties, use of drugs or alcohol so as to materially interfere with the performance of duties, and certain convictions or pleas of no contest to a felony.

For purposes of the agreement, “good reason” generally means Mr. Chavez terminates his employment with us within three months after a 30-day cure period following (i) a material breach by us of our contractual employment obligations to him; (ii) a reduction of his cash and equity compensation or a material reduction in benefits, in each case, without his consent; or (iii) a diminution of his overall responsibilities without his consent.

Change of Control Benefits

Following the earlier of (i) the first anniversary of a change in control of our company, or (ii) Mr. Chavez’s termination due to death or disability, by us without cause, or his election to terminate his employment for “good reason” following a change of control, in each case, subject to his execution of a release of claims, Mr. Chavez would be entitled to receive a lump sum severance payment in the amount of two times annual base salary and two times the “target cash bonus.” In addition, any not already vested equity incentive awards would immediately vest in full. Pursuant to the employment agreement, Mr. Chavez agrees to remain employed by any successor entity for a period of at least 12 months following a change in control, on comparable employment terms, and to assist with transition issues.

In addition, if any payments or benefits received in the event of a change in control termination or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Chavez will be entitled to such additional gross-up payments as would result in the net amount retained by Mr. Chavez, after deduction of any federal, state and local income tax and any excise taxes upon these additional payments, equal to the amount of the originally intended payments and benefits.

For purposes of the agreement, a “change in control” generally will be deemed to occur if a sale of all or substantially all of our assets, a merger or consolidation or other reorganization, or a sale or other change of beneficial ownership of at least 50% of our outstanding voting securities (excluding any such sale or change in connection with a transaction for capital raising purposes) takes place and, after such event, less than 50% of the outstanding voting securities of the successor entity is beneficially owned by those person or entities, in the same proportion, as those persons and entities beneficially holding our voting securities immediately prior to such transaction.

Employment Offer Letter with Mr. Kramer

In August 2010, we entered into an employment offer letter with Mr. Kramer in connection with him joining our company as our Chief Financial Officer. The offer letter provides for “at will” employment, an initial annual base salary of $275,000 and a 30% target bonus. As noted above, Mr. Kramer’s target bonus was increased to 45% by the compensation committee in 2014 and his base salary was increased to $315,000.  In connection with joining the company, Mr. Kramer also received an initial option grant to purchase 29,578 shares of our common stock, subject to our standard vesting terms. Mr. Kramer is eligible to participate in our employee benefits plans and is a party to the Key Employee Change of Control and Severance Payment Plan (described below) which governs his change of control and severance benefits.

Employment Offer Letter with Dr. Chobotov

We entered into an employement offer letter with Dr. Chobotov in October 2009, our then Chief Executive Officer, which was effective as of March 28, 2008. We amended the offer letter in July 2012 in connection with Dr. Chobotov assuming the responsibilities of our Chief Technology Officer. The offer letter, as amended, provides for “at will” employment, an annual base salary of $264,000 and a 30% target bonus. As noted above, Dr. Chobotov’s target bonus was increased to 45% by the compensation committee in 2014. He is eligible to participate in our employee benefits plans and is a party to the Key Employee Change of Control and Severance Payment Plan which governs his change of control and severance benefits.

Key Employee Change of Control and Severance Payment Plan

In July 2013, we adopted our Key Employee Change of Control and Severance Payment Plan, referred to as the severance plan, designed to provide economic security and a stable work environment for some of our key employees and senior executives, other than the chief executive officer. Currently, each of our named executive officers, other than Mr. Chavez, executive officers and certain key employees are eligible participants under the severance plan. The material terms of the severance plan as they apply to our eligible named executive officers are described below. The summary below is qualified in its entirety by reference to the actual text of the plan, which is filed as exhibit to, or incorporated by reference in, our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 9, 2015.

Change of Control Benefits

In the event of a termination by us without cause or in the case of a constructive termination, either within three months prior to or 12 months after the closing of a change of control, as defined in the severance plan, Mr. Kramer and Dr. Chobotov would be each entitled to receive a lump sum payment equal to 100% of their respective annual base salary, subject to the execution and non-revocation of a release of all claims. Such amount will be paid on the sixtieth day following the named executive officer’s qualifying termination of employment.

Alternatively, if Mr. Kramer and Dr. Chobotov remain employed by our successor on the 12-month anniversary of the closing of a change of control, instead of a severance payment, the named executive officer would be entitled to receive a retention bonus equal to 100% of his annual base salary. The retention bonus would be paid within sixty days following the 12-month anniversary of the change of control.

In addition, any unvested equity incentive awards held by Mr. Kramer and Dr. Chobotov would become fully vested either (1) immediately prior to the closing of a change of control or (2) upon the termination date, if the named executive officer is terminated by us without cause or incurs a constructive termination within three months prior to the closing of a change of control.

In addition, if any payments or benefits received in the event of a change of control termination or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and such payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will either be (1) provided to the eligible named executive officer in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the eligible named executive officer’s receipt, on an after-tax basis, of the greatest amount of such payments.

For purposes of the severance plan, “cause” generally means a material breach by the participant of contractual employment obligations to us or of our written policies, other serious misconduct, gross negligence or material failure to perform his or her duties, use of drugs or alcohol so as to materially interfere with the performance of duties, and certain convictions or pleas of no contest to a felony or misdemeanor involving moral turpitude.

For purposes of the severance plan, a “change of control” generally will be deemed to occur if a sale of all or substantially all of our assets, a merger or consolidation or other reorganization, or a sale or other change of beneficial ownership of at least 50% of our outstanding voting securities (excluding any such sale or change in connection with a transaction for capital raising purposes) takes place and, after such event, less than 50% of the outstanding voting securities of the successor entity is beneficially owned by those person or entities, in the same proportion, as those persons and entities beneficially holding our voting securities immediately prior to such transaction.

For purposes of the severance plan, a “constructive termination” generally means a participant terminates his or her employment with us within three months after a 30-day cure period following (i) a material breach by us of our contractual employment obligations to the participant; (ii) a relocation of the participant’s principal place of employment to a location more than 25 miles away without his or her consent; (iii) a material reduction of the participant’s overall compensation and benefits without his or her consent; or (iv) a material diminution in the participant’s overall responsibilities without his or her consent, other than solely a change in title.

Severance Benefits Outside of a Change of Control

In the event of a termination by us without cause or in the case of a constructive termination, by Mr. Kramer or Dr. Chobotov, in either case, which is not within three months prior to or 12 months after the closing of a change of control, Mr. Kramer would be entitled to receive a lump sum payment equal to 100% of his annual base salary, and Dr. Chobotov would be entitled to receive a lump sum payment equal to 50% of his annual base salary, in either case, subject to the execution and non-revocation of a release of all claims. Such amount will be paid on the sixtieth day following the named executive officer’s qualifying termination of employment.

The severance plan provides for no duplication of payments, but in the event a change of control occurs within three months following a qualifying termination for which severance is payable, Dr. Chobotov would be eligible to receive an additional amount equal to 50% of his annual base salary, as he would have received as a change of control severance benefit (as described above).

Outstanding Equity Awards at 2014 Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2014:

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Units of Stock that have not Vested (4)
Christopher G. Chavez	—	—	—		—	161,078	(5)	2,024,750
	29,720	—	$3.25		2/20/2023
	45,728	123,137	$8.93		11/30/2023
	29,720	—	$12.98		2/26/2024
	—	105,900	$12.00		4/15/2024
Michael R. Kramer	13,546	—	$14.20		10/5/2020
	16,031	—	$2.43	(2)	10/5/2020
	—	—	—		—	31,703	(6)	398,507
	8,677	23,366	$8.93		11/29/2023
	—	59,600	$12.00		4/15/2024
Michael V. Chobotov	33,709	—	$12.58		3/5/2020
	22,137	—	$2.43	(3)	3/5/2020
	—	—	—		—	21,824	(7)	274,328
	46,983	34,700	$8.93		11/29/2023
	—	70,000	$12.00		4/15/2024

(1)

All option awards were granted under our 2008 Plan or 2014 Plan, discussed above, and, unless otherwise specified, vest 25% on the 1st anniversary of the vesting commencement date and in equal monthly installments thereafter over a four-year period. All options have a ten-year term.

(2)	Represents 16,031 shares underlying options that were repriced from $14.20 per share to $2.43 per share in August 2012. The options were originally granted in October 2010.
(3)	Represents 22,137 shares underlying options that were repriced from $12.58 per share to $2.43 per share in August 2012. The options were originally granted in March 2010.
(4)	At December 31, 2014, the fair market value of our common stock was $12.57.
(5)

In September 2012, Mr. Chavez early exercised 446,060 shares of common stock. The early exercise shares are subject to monthly vesting over a three-year period beginning on February 1, 2013. Any unvested shares are subject to repurchase by us at the original exercise price of the option upon termination of service. As of December 31, 2014, 284,982 of these shares had vested.

(6)

In September 2012, Mr. Kramer early exercised 89,514 shares of common stock. The early exercise shares are subject to standard vesting. Any unvested shares are subject to repurchase by us at the original exercise price of the option upon termination of service. As of December 31, 2014, 57,811 of these shares had vested.

(7)

In September 2012, Dr. Chobotov early exercised 61,621 shares of common stock. The early exercise shares are subject to standard vesting. Any unvested shares are subject to repurchase by us at the original exercise price of the option upon termination of service. As of December 31, 2014, 39,797 of these shares had vested.

Risk Analysis of Our Compensation Plans

Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. Our compensation policies and programs are designed to encourage our employees to remain focused on both the short- and long-term goals of us. For example, while our cash bonus plans are intended to measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stockholder appreciation and limits the potential value of excessive risk-taking. The compensation committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short-and long-term performance goals of us without encouraging excessive risk-related behavior. While the compensation committee regularly evaluates its compensation programs, the committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2014, with respect to all of our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercies Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders (1)(2)	2,132,937	$8.52	2,422,464
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	2,132,937	$8.52	2,422,464

(1)	Includes the 2014 Plan, 2014 Purchase Plan and 2008 Plan.
(2)

The 2014 Plan and 2014 Purchase Plan contain “evergreen” provisions, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (i) 4.0% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year or (ii) such smaller number of shares of stock as determined by our Board; and the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Purchase Plan automatically increases on January 1st, from January 1, 2015 through and including January 1, 2024, by the lesser of (i) 1.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a number of shares of common stock determined by our board of directors prior to the start of a year for which an increase applies.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 30, 2015 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;
•	each of our directors; and
•	all executive officers and directors as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 20,392,915 shares of common stock outstanding as of March 30, 2015. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of March 30, 2015, upon exercise of outstanding options or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other person. Except as otherwise indicated, the address of each of the persons in this table is c/o TriVascular Technologies, Inc., 3910 Brickway Blvd., Santa Rosa, California 95403.

	Number of Shares Beneficially Owned	Percent
Name of Beneficial Owner
5% or Greater Stockholders:
Entities affiliated with NEA(1)	4,001,022	19.6%
Entities affiliated with Delphi(2)	3,581,004	17.5%
Entities affiliated with MPM(3)	1,814,061	8.9%
Entities affiliated with Greenspring(4)	1,250,000	6.1%
Entities affiliated with Redmile(5)	1,755,568	8.6%
Entities affiliated with FMR(6)	1,602,400	7.9%
Named Executive Officers and Directors:
Christopher G. Chavez(7)	846,039	4.1%
Michael R. Kramer(8)	147,952	* %
Michael V. Chobotov, Ph.D.(9)	300,990	1.5%
Ryan D. Drant(10)	4,001,022	19.6%
Daniel J. Moore(11)	16,994	* %
Jake R. Nunn(12)	4,001,022	19.6%
Douglas A. Roeder(13)	3,581,153	17.5%
James P. Scopa(14)	1,814,061	8.9%
Robert W. Thomas(15)	114,215	* %
All directors and executive officers as a group (14 persons) (16)	11,201,731	52.7%

*	Indicates ownership of less than 1%.
(1)

Consists of (i) 3,945,191 shares of common stock and (ii) 55,831 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of March 30, 2015 held of record by entities affiliated with NEA. NEA Ventures 2008, Limited Partnership, or Ven 2008, and New Enterprise Associates 12, Limited Partnership, or NEA 12, are collectively referred to as the entities affiliated with NEA. The shares and warrants described in this footnote directly held by NEA 12 are indirectly held by NEA Partners 12, Limited Partnership, or NEA Partners 12, the sole general partner of NEA 12, NEA 12 GP, LLC, the sole general partner of NEA Partners 12 and each of the individual managers of NEA 12 GP, LLC. The individual Managers of NEA 12 GP, LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, a member of our board of directors, Patrick J. Kerins, Krishna “Kittu” Kolluri and Scott D. Sandell. The Managers share voting and dispositive power with regard to the shares directly held by NEA 12. The shares directly held by Ven 2008, are indirectly held by Karen P. Welsh, the general partner of Ven 2008. Karen P. Welsh shares voting and dispositive power with regard to the shares directly held by Ven 2008. Each individual identified in this footnote disclaims beneficial ownership of such shares except to the extent of any respective pecuniary interest therein. The amounts above exclude shares held personally by Justin Klein and John Nehra, affiliates of NEA. The address for the entities affiliated with NEA is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)

Consists of (i) 3,535,910 shares of common stock and (ii) 45,094 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of March 30, 2015 held of record by entities affiliated with Delphi. Delphi BioInvestments VII, L.P., Delphi BioInvestments VIII, L.P., Delphi Ventures VII, L.P., and Delphi Ventures VIII, L.P. are collectively referred to as the entities affiliated with Delphi. Delphi Management Partners VII, LLC, or DMP VII, is the general partner of each of Delphi BioInvestments VII, L.P. and Delphi Ventures VII, L.P., and Delphi Management Partners VIII, LLC, or DMP VIII is the general partner of each of Delphi BioInvestments VIII, L.P. and Delphi Ventures VIII, L.P. The managing members of each of DMP VII and DMP VIII are Douglas A. Roeder, a member of our board of directors, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D. Each of DMP VII and DMP VIII and each individual identified in this footnote disclaims beneficial ownership of such shares except to the extent of any respective pecuniary interest therein. The address for the entities affiliated with Delphi is 3000 Sand Hill Road, 1-135, Menlo Park, California 94025.

(3)

Consists of (i) 1,776,692 shares of common stock and (ii) 37,369 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of March 30, 2015 held of record by entities affiliated with MPM. MPM Asset Management Investors BV4 LLC, MPM BioVentures IV GmbH & Co. Beteiligungs KG and MPM BioVentures IV-QP, L.P. are collectively referred to as the entities affiliated with MPM. MPM Asset Management Investors LLC is the Managing Member of MPM BioVentures IV GP LLC, which is the General Partner of MPM BioVentures IV-QP, LP and the Managing Limited Partner of MPM BioVentures IV GmbH & Co. Beteiligungs KG. MPM BioVentures IV LLC is the Manager of MPM Asset Management Investors BV4 LLC. James Scopa, a member of our board of directors, is a Member of MPM BioVentures IV LLC along with Ansbert Gadicke, Luke Evnin, Vaughn Kailian and Todd Foley. All members have shared power to vote, acquire, hold and dispose of all shares and warrants. Each individual identified in this footnote disclaims beneficial ownership of such shares except to the extent of any respective pecuniary interest therein. The address for the entities affiliated with MPM is 200 Clarendon Street, 54th Floor, Boston, Massachusetts, 02116.

(4)

Based on information provided in a Schedule 13G filed by the stockholder with the SEC on May 2, 2014. Greenspring Global Partners VI-A, L.P., Greenspring Global Partners VI-C, L.P., Greenspring General Partner VI, L.P., Greenspring GP VI, LLC, Greenspring Opportunities II, L.P., Greenspring Opportunities II-A, L.P., Greenspring Opportunities General Partner II, L.P., Greenspring Opportunities General Partner II-A, L.P., Greenspring Opportunities GP II, LLC, Greenspring Associates, Inc. are collectively referred to as the entities affiliated with Greenspring.

(5)	Based on information provided in a Schedule 13G filed by the stockholder with the SEC on February 24, 2015.
(6)	Based on information provided in a Schedule 13G filed by the stockholder with the SEC on February 13, 2015.
(7)

Consists of (i) 656,129 shares of common stock, of which 448,143 shares are held directly, including 123,906 subject to certain repurchase rights, and 207,986 are held equally in two separate trusts for Mr. Chavez and his spouse, (ii) 38,503 shares issuable upon settlement of fully-vested RSUs that are subject to settlement deferral until certain future events, such as a change in control or termination of employment and (iii) 151,407 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2015.

(8)

Consists of 89,514 shares of common stock, including 26,108 subject to certain repurchase rights, and 57,726 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2015.

(9)

Consists of 171,246 shares of common stock, including 17,973 subject to certain repurchase rights, and 129,267 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2015.

(10)

Consists of the shares described in footnote (1) above. Mr. Drant is a general partner at NEA and, as such, may be deemed to share voting and dispositive power with respect to the shares held by these entities. Mr. Drant disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(11)	Consists of 16,994 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2015.
(12)

Consists of the shares described in footnote (1) above. Mr. Nunn is a partner at NEA and, as such, may be deemed to share voting and dispositive power with respect to the shares held by these entities. However, Mr. Nunn has no voting or dispositive power over and disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(13)

Includes of the shares described in footnote (2) above. Mr. Roeder is a general partner with Delphi Ventures and, as such, may be deemed to share voting and dispositive power with respect to the shares held by these entities. Mr. Roeder disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(14)

Consists of the shares described in footnote (3) above. Mr. Scopa is a Managing Director of MPM Capital and, as such, may be deemed to share voting and dispositive power with respect to the shares held by these entities. Mr. Scopa disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(15)

Consists of (i) 90,116 shares of common stock, (ii) 6,326 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of March 30, 2015, and (iii) 17,773 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2015.

(16)

In addition to the shares and shares issuable upon exercise of options described in the footnotes above, includes 82,382 shares of common stock and 296,923 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2015 held by other executive officers not expressly listed in table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2014, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and
•	any of our directors or executive officers, any holder of 5% of any class of our voting capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.

Participation in our IPO

In connection with our IPO, entities affiliated with NEA, Delphi, Redmile, Greenspring and FMR acquired shares of our common stock from the underwriters of our IPO.

Compensation Arrangements

We have entered into employment agreements and arrangements with certain of our executive officers and have granted stock options to our executive officers and certain of our directors. For additional information about these agreements and transactions, see “Director Compensation” and “Executive Compensation.”

In 2011 and 2012, we extended loans to certain executive officers, in connection with the early exercise of stock options. In February and March 2014, each of these loans were satisfied and extinguished. Mr. Chavez, our Chief Executive Officer, repaid $1,089,781, which represented the currently outstanding principal and interest, and the largest principal amount outstanding during the life of his loan. Mr. Kramer, our Chief Financial Officer, repaid $218,695, which represented the currently outstanding principal and interest, and the largest principal amount outstanding during the life of his loan. Dr. Chobotov, our Chief Technology Officer, repaid $150,568, which represented the currently outstanding principal and interest, and the largest principal amount outstanding during the life of his loan. In addition, in connection with a termination of a separate loan, Dr. Chobotov tendered to us the collateral securing that loan, which consisted of shares of our common stock that were purchased with the proceeds of that loan, and agreed to recognize deemed income with respect to a small remaining portion of the loan not sufficiently covered by the collateral, in full satisfaction of the $725,373 loan amount, which represented the currently outstanding principal and interest and the largest principal amount outstanding during the life of that loan.

Indemnification Agreements with Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our audit committee, our audit committee of the board of directors is responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the board of directors or senior management. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. In addition, our company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees report any potential related party transaction prior to entering into such transaction. All such notices concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our audit committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for transactions by each of the executive officers reporting grants of pre-IPO stock options, which were previously disclosed as holdings on Form 3s by such officers, but were reported as transactions on Form 5s in February 2015.

STOCKHOLDER PROPOSALS

For your proposal to be considered for inclusion in next year’s proxy materials, it must be submitted in writing by December 16, 2015 to our Corporate Secretary at 3910 Brickway Blvd., Santa Rosa, California 95403; provided that if the date of the annual meeting is more than 30 days from May 21, 2016, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s annual meeting or to nominate a director pursuant to our current bylaws, rather than the SEC’s stockholder proposal procedures, you must do so not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of proxy materials for the preceding year’s annual meeting; provided that if the date of that annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting, you must give notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement.

If you would like to opt out of this practice for future mailings and receive separate proxy statements for each stockholder sharing the same address, please contact your broker, bank or other agent. You may also obtain a separate proxy statement or annual report without charge by contacting us by mail at TriVascular Technologies, Inc., Attn: Corporate Secretary, 3910 Brickway Blvd., Santa Rosa, California 95403, or by telephone at 707-573-8800. We will promptly send additional copies of the proxy statement.

Stockholders sharing an address that are receiving multiple copies of the proxy statement can request delivery of a single copy of the proxy statement by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By Order of the Board of Directors

Christopher G. Chavez

President, Chief Executive Officer and Chairman

Santa Rosa, California
April 14, 2015

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. • INTERNET/MOBILE – www.proxypush.com/triv Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 20, 2015. • PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 20, 2015. • MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of directors: 01 Christopher G. Chavez ¦ Vote FOR ¦ Vote WITHHELD 02 Jake R. Nunn all nominees from all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the ¦ For ¦ Against ¦ Abstain fiscal year ending December 31, 2015. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Meeting Attendance: Mark the box to the right if you plan to attend the Annual Meeting. ¦ Date _____________________________________ Address Change? Mark box, sign, and indicate changes below: ¦ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If heldin joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporationsshould provide full name of corporation and title of authorized officer signing the Proxy.

TRIVASCULAR TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 21, 2015

9:00 a.m. Local Time

Arnold & Porter LLP

Three Embarcadero Center

San Francisco, California 94111

proxy

ANNUAL MEETING OF STOCKHOLDERS — May 21, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Christopher G. Chavez, Michael R. Kramer and Kimberley A. Elting, and each of  them, with full power of  substitution as proxies  and  agents  (the  “Proxy  Agents”), in the  name of the undersigned, to attend the Annual Meeting of Stockholders of TriVascular Technologies, Inc., a Delaware corporation (the “Company”), to be held at the offices of Arnold & Porter LLP, Three Embarcadero Center, San Francisco, California 94111 on Thursday, May 21, 2015 at 9:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, upon and in respect of the instruction  indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.